EXHIBIT 4.14

REPAP NEW BRUNSWICK INC.

11.5% First Priority Senior Secured Notes Due 2004

INDENTURE

Dated as of May 28, 1999

The Chase Manhattan Bank

Trustee

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS AND INCORPORATION BY REFERENCE	PAGE 4
SECTION 1.01 SECTION 1.02 SECTION 1.03 SECTION 1.04	Definitions Other Definitions Incorporation by Reference of Trust Indenture Act Rules of Construction	4 20 20 21
ARTICLE 2	THE SECURITIES	21
SECTION 2.01 SECTION 2.02 SECTION 2.03 SECTION 2.04 SECTION 2.05 SECTION 2.06 SECTION 2.07 SECTION 2.08 SECTION 2.09 SECTION 2.10 SECTION 2.11

Forms and Dating
Execution and Authentication
Registrar and Paying Agent
Paying Agent to Hold Money in Trust
Securityholder Lists
Replacement Securities
Outstanding Securities
Temporary Securities
Cancellation
Defaulted Interest
CUSIP Numbers

		21 22 22 23 23 23 23 24 24 24 24
ARTICLE 3	REDEMPTION	25
SECTION 3.01 SECTION 3.02 SECTION 3.03 SECTION 3.04 SECTION 3.05 SECTION 3.06 SECTION 3.07	Notices to Trustee Selection of Securities To Be Redeemed Notice of Redemption Effect of Notice of Redemption Deposit of Redemption Price Securities Redeemed in Part Optional Redemption	25 25 25 26 26 26 26
ARTICLE 4	COVENANTS	26

SECTION 4.01
SECTION 4.02
SECTION 4.03
SECTION 4.04
SECTION 4.05
SECTION 4.06
SECTION 4.07
SECTION 4.08
SECTION 4.09
SECTION 4.10
SECTION 4.11
SECTION 4.12
SECTION 4.13
SECTION 4.14
SECTION 4.15
SECTION 4.16

Payment of Securities
SEC Reports
Limitation on Debt
Limitation on Debt and Preferred Stock of Subsidiaries
Limitation on Restricted Payments
Limitation on Restrictions on Distributions from Subsidiaries
Limitation on Sales of Assets and Subsidiary Stock
Limitation on Transactions with Affiliates
Limitations on Liens
Limitation on Sale/Leaseback Transactions
Impairment of Security Interest
Perfection of Security Interests
Amendment to Security Documents
Compliance Certificate
Payment of Additional Amounts
Further Instruments and Acts

		26 27 27 28 28 30 31 34 35 35 36 36 36 36 36 37
ARTICLE 5	SUCCESSOR COMPANY	37
SECTION 5.01	Company May Merge or Transfer Agents	38
ARTICLE 6	DEFAULTS AND REMEDIES	38
SECTION 6.01 SECTION 6.02 SECTION 6.03 SECTION 6.04 SECTION 6.05 SECTION 6.06 SECTION 6.07 SECTION 6.08 SECTION 6.09 SECTION 6.10 SECTION 6.11 SECTION 6.12 SECTION 6.13

Events of Default
Acceleration
Other Remedies
Waiver of Past Defaults
Control by Majority
Limitation on Suits
Rights of Holders To Receive Payment
Collection Suit by Trustee
Trustee May File Proofs of Claim
Priorities
Undertaking for Costs
Waiver of Stay or Extension Laws
Change of Control Offer

		38 40 40 41 41 41 42 42 42 42 43 43 43
ARTICLE 7	TRUSTEE	44
SECTION 7.01 SECTION 7.02 SECTION 7.03 SECTION 7.04 SECTION 7.05 SECTION 7.06 SECTION 7.07 SECTION 7.08 SECTION 7.09 SECTION 7.10 SECTION 7.11 SECTION 7.12

Duties of Trustee
Rights of Trustee
Individual Rights of Trustee
Trustee's Disclaimer
Notice of Defaults
Reports by Trustee to Holders
Compensation and Indemnity
Replacement of Trustee
Successor Trustee by Merger
Eligibility: Disqualification
Preferential Collection of Claims Against Company
Quebec Law

		44 45 46 46 46 47 47 48 48 49 49 49
ARTICLE 8	DISCHARGE OF INDENTURE: DEFEASANCE	49
SECTION 8.01 SECTION 8.02 SECTION 8.03 SECTION 8.04 SECTION 8.05 SECTION 8.06	Discharge of Liability on Securities: Defeasance Conditions to Defeasance Application of Trust Money Repayment to Company Indemnity for Government Obligations Reinstatement	50 50 52 52 52 52
ARTICLE 9	AMENDMENTS	53
SECTION 9.01 SECTION 9.02 SECTION 9.03 SECTION 9.04 SECTION 9.05 SECTION 9.06 SECTION 9.07

Without Consent of Holders
With Consent of Holders
Compliance with Trust Indenture Act
Revocation and Effect of Consents and Waivers
Notation on or Exchange of Securities
Trustee To Sign Amendments
Payment for Consent

		53 53 54 54 55 55 55
ARTICLE 10	SECURITY DOCUMENTS	55
SECTION 10.01 SECTION 10.02 SECTION 10.03 SECTION 10.04 SECTION 10.05 SECTION 10.06 SECTION 10.07 SECTION 10.08 SECTION 10.09 SECTION 10.10 SECTION 10.11 SECTION 10.12 SECTION 10.13

Collateral and Security Documents
Recording: Annual Opinions
Custody of Trust Estate
Disposition of Collateral Without Release
Release of Collateral
Eminent Domain, Expropriation and Other Governmental Takings
Permitted Releases Not To Impair Lien: Trust Indenture Act Requirements
Suits To Protect the Collateral
Purchaser Protected
Powers Exercisable by Receiver or Trustee
Disposition of Obligations Received
Determinations Relating to Collateral
Release upon Termination of the Company's Obligations

		55 56 57 57 59 62 63 64 64 64 64 65 65
ARTICLE 11	APPLICATION OF TRUST MONEYS	65
SECTION 11.01 SECTION 11.02 SECTION 11.03 SECTION 11.04 SECTION 11.05 SECTION 11.06 SECTION 11.07 SECTION 11.08

"Trust Moneys" Defined
Retirement of Securities
Withdrawals of Insurance Proceeds and Condemnation Awards
Release of Real Estate Tax Moneys and Other Impositions and Insurance Premiums: Rents
Powers Exercisable Notwithstanding Event of Default
Powers Exercisable by Trustee or Receiver
Disposition of Securities Retired
Investment and Use of Trust Moneys

		65 66 67 69 70 70 70 70
ARTICLE 12	MISCELLANEOUS	71
SECTION 12.01 SECTION 12.02 SECTION 12.03 SECTION 12.04 SECTION 12.05 SECTION 12.06 SECTION 12.07 SECTION 12.08 SECTION 12.09 SECTION 12.10 SECTION 12.11 SECTION 12.12 SECTION 12.13 SECTION 12.14

Trust Indenture Act Controls
Notices
Communication by Holders with Other Holders
Certificate and Opinion as to Conditions Precedent
Statements Required in Certificate or Opinion
When Securities Disregarded
Rules by Trustee, Paying Agent and Registrar
Legal Holidays
Governing Law
No Recourse Against Others
Successors
Multiple Originals
Table of Contents: Headings
Agent for Service: Submission to Jurisdiction; Waiver of Immunities

		71 71 72 72 73 73 73 73 74 74 74 74 74 74

Rule 144A/Regulation S Appendix
Exhibit 1 to Rule 144A/Regulations S Appendix
Exhibit A Form of Security

INDENTURE dated as of May 28, 1999, between REPAP NEW BRUNSWICK INC., a Canadian corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11.5% First Priority Senior Secured Notes Due 2004 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 11.5% First Priority Senior Secured Notes Due 2004 (the "Exchange Securities" together with the Initial Securities, the "Securities"):

ARTICLE 1. Definitions and Incorporation by Reference

Section 1.01. Definitions.

"Additional Assets" means (i) any property or assets (other than Debt and Capital Stock) in a Related Business, (ii) the Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) and (iii) above is primarily engaged in a Related Business.

"Adjusted Net Income" of the Company for any period means the Consolidated Net Income before income taxes for such period less cash income taxes for such period (which shall be calculated as the current income tax provision for such period less investment tax credits applied thereto) of the Company and the Restricted Subsidiaries for such period that was deducted in computing such Consolidated Net Income for such period.

"Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any Subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

"Applicable Premium" means, with respect to any Security on any Redemption Date, the greater of: (1) 1.0% of the principal amount of the Security; or (2) the excess of: (a) the present value at such Redemption Date of (i) the redemption price of the Security at maturity plus (ii) all required interest payments due on the Security up to and including June 1, 2004 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Security, if greater.

"Appraiser" means a reputable person with a reasonable degree of relevant experience who in the ordinary course of his or its business appraises property of the type as to which such appraiser's opinion is sought.

"Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business, (iii) a disposition of property or assets that the Company determines are no longer necessary for the operation of its business in the ordinary course, due to obsolescence, redundancy or otherwise, and including the Company's original recovery boiler (idled in 1990), (iv) for purposes of Section 4.07 only, a disposition subject to Section 4.05 and (v) for purposes of Section 4.07(c) only, a disposition subject to Section 4.10.

"Attributable Debt" in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at 11.5%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

"Bankruptcy Law" means (i) the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-up Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors and (ii) Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Business Day" means each day which is not a Legal Holiday.

"Capital Expenditures" means expenditures of the Company and its Restricted Subsidiaries for the acquisition or improvement of fixed properties, plants and equipment, determined in accordance with generally accepted accounting principles.

"Capital Lease Obligation" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

"Change of Control" means the occurrence of any of the following events:

(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

provided, however, that notwithstanding the occurrence of one of the events described in (i) or (ii) above (a "Change of Control Event"), a Change of Control shall be deemed not to occur unless and until the publicly announced rating of the Securities by either Rating Agency shall, on or within 90 days after the date of the occurrence of such Change of Control Event (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency), be less than the rating of the Securities by such Rating Agency on the date (the "Rating Date") which is 90 days before the date of the occurrence of such Change of Control Event; provided further, however, that, if on the Rating Date the Securities have an Investment Grade Rating by both Rating Agencies, a Change of Control shall be deemed not to occur unless and until the publicly announced rating of the Securities by either Rating Agency shall, on or within 90 days after the date of the occurrence of such Change of Control Event (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency), be less than an Investment Grade Rating.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means the collateral provided for under and described in the Debenture and the Hypothec and does not include property or assets acquired by the Company after the Issue Date and transferred by the Company in a Sale/ Leaseback Transaction within 30 days after the date of such acquisition.

"Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

"Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

(1) if the Company or any Restricted Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period,

(2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale),

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt) as if such Investment or acquisition occurred on the first day of such period and

(4) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Debt or other obligation of any other person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company) in connection with Debt issued by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Debt is not Guaranteed or paid by the Company or any Restricted Subsidiary.

"Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income of any person if such person is not a Restricted Subsidiary, except that (A) subject to the limitation contained in clause (iv) below, the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

(ii) any net income of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitation contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale/ leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any person;

(v) any Unusual Item or any extraordinary gain or loss;

(vi) the cumulative effect of a change in accounting principles; and

(vii) any foreign currency exchange losses or gains to the extent that such losses or gains are presented, under generally accepted accounting principles, as a reduction or increase, respectively, of revenues.

"Consolidated Net Tangible Assets" means the total assets shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made less (i) all current liabilities and minority interests and (ii) goodwill and other intangibles.

"Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated subsidiaries (other than an Unrestricted Subsidiary), determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

"Currency Agreement" means, in respect of a person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to or under which such person is a party or a beneficiary.

"Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

"Debenture" means the debenture dated as of May 27, 1999, between the Company and the Trustee as the same may be amended from time to time pursuant to the terms thereof.

"Debt" of any person means, without duplication,

(i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(ii) all Capital Lease Obligations and Attributable Debt of such person;

(iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

(vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the final Stated Maturity of the Securities.

"EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) the non-cash portion of the charge for post-retirement benefits other than pension costs in each case for such period.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Notes" means the each of the Company's (i) 9 7/8% First Priority Fixed Rate Senior Secured Notes Due 2000 and (ii) 9% First Priority Fixed Rate Senior Secured Notes due 2004.

"generally accepted accounting principles" means the generally accepted accounting principles as in effect on the Issue Date in Canada in accordance with the Canadian Institute of Chartered Accountants.

"Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Hedging Obligations" of any person means the obligations of such person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

"Hypothec" means the hypothec dated as of May 25, 1999, between the Company and the Trustee as the same may be amended from time to time pursuant to the terms thereof.

"Indenture" means this Indenture as amended or supplemented from time to time.

"Independent" when used with respect to any specified person means such a person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor under the Securities or in any Affiliate of the Company or of such other obligor and (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent person's opinion or certificate shall be furnished, such person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

"Interest Rate Agreement" means, in respect of any person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other agreement or arrangement as to which such person is a party or beneficiary.

"Inventory" shall have the meaning ascribed to it in the Debenture.

"Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Debt or other similar instruments issued by such person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided in the definition of Rating Agency.

"issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

"Issue Date" in respect of the Initial Securities or the Exchange Securities means the date on which the Initial Securities were originally issued.

"Lien" means any charge, mortgage, hypothec, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

"Loans" means the Company's US$120 million aggregate principal amount Floating Rate Senior Secured Loans due 2004.

"Moody's" means Moody's Investors Service, Inc.

"Mortgaged Property" means any real property that is subject to the Debenture.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i)  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

"Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale (including cash proceeds actually received upon the disposition by the Company of any non-cash assets or property received upon the issuance or sale of Capital Stock) net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"North American Jurisdictions" means any state or district in the United States of America or any province in Canada.

"Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

"Officers' Certificate" means a certificate signed by two Officers.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Permitted Holders" means members of senior management or the Board of Directors of Repap Enterprises Inc. on the Issue Date, together with their affiliates, who "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) shares of Capital Stock of Repap Enterprises Inc. on the Issue Date.

"Permitted Investments" means (i) Investments in direct obligations of the United States of America or the Government of Canada or a province thereof maturing within 90 days of the date of acquisition thereof, (ii) Investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof or Canada or any province thereof having capital, surplus and undivided profits aggregating in excess of $50 million, and (iii) Investments in commercial paper given the highest rating by two established national credit rating agencies in the United States or Canada and maturing not more than 90 days from the date of acquisition thereof.

"Permitted Liens" means (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its subsidiaries, as the case may be, in conformity with generally accepted accounting principles; (ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or other like Liens arising in the ordinary course of business (except for Liens of the type described in this clause (ii) relating to Debt or other obligations of the Company in an aggregate amount in excess of $1.0 million and which are (x) overdue for a period of more than 60 days after the Company has knowledge thereof and (y) not being contested in good faith by appropriate proceedings); (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, contracts or leases and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v)  easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company; (vi) leases or subleases granted to others in the ordinary conduct of the business of the Company or any of its Subsidiaries; (vii) title defects or irregularities which do not in the aggregate materially impair the use of such properties by the Company; (viii) any other Liens imposed by operation of law which do not materially affect the Company's ability to perform its obligations under the Securities or this Indenture or materially impair the use of properties subject thereto; (ix) Liens existing on the Issue Date and renewals and extensions thereof which do not extend to any additional property and do not increase the amount secured; (x) Liens granted to secure the Securities and obligations under or in respect of any Interest Rate Agreement with respect to such Debt or any Debt secured by a Lien permitted by clause (ix); (xi) Liens securing indebtedness of any person existing at the time such person is acquired by the Company or a Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided, however, that such Liens are not created, incurred or assumed in contemplation of the acquisition thereof by the Company or a Subsidiary; provided further, however, that such Liens do not extend to any other assets of the Company or any other Subsidiaries; (xii) Liens to secure Debt issued for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of property used in the business of the Company or its Restricted Subsidiaries and subject to such Liens; provided, however, that (a) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any property other than such property and any such improvements and (c) the issuance of such Debt is permitted under Section 4.03 or Section 4.04; (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (ix), (x), (xi) and (xii); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of Debt described under clauses (ix), (x), (xi) and (xii) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and (xiv) Liens consisting of assignments or pledges or similar interests arising pursuant to Sale/Leaseback Transactions permitted under Section 4.10.

"Permitted Transactions" means the (1) Management Services and Cost Allocation Agreement, dated as of April 15, 1995, between Repap Enterprises Inc. and the Company, (2) Accounting Services Agreement, dated as of January 1, 1998, between Repap Enterprises Inc. and the Company, (3) Agency Agreement, dated as of October 1, 1997, between Repap Marketing Inc. and the Company, (4) Accounting Services Agreement, dated as of October 1, 1997, between Repap Marketing Inc. and the Company, (5) Management Services Agreement, dated as of October 1, 1997, between Repap Enterprises Inc. and Repap Marketing Inc., in each case as amended, renewed or extended, provided that no such amendments, renewals or extensions change the economic terms thereof in any material respect.

"person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

"principal" of a Security means the principal of such Security plus the premium, if any, payable on such Security which is due or overdue or is to become due at the relevant time.

"Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

"Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such debt. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Debt" means Debt that Refinances any Debt of the Company or any Restricted Subsidiary existing on the Issue Date or issued in compliance with this Indenture, including Debt that Refinances Refinancing Debt; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Debt is issued that is equal to or greater than the Average Life of the Debt being Refinanced and (iii) such Refinancing Debt has an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; provided further, however, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances indebtedness of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

"Repap Enterprises Inc." means Repap Enterprises Inc., a corporation incorporated under the laws of Canada, and its successors.

"Related Business" means any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on the Issue Date.

"Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

"Sale/ Leaseback Transaction" means any arrangement relating to a property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

"S&P" means Standard & Poor's Corporation.

"SEC" means the Securities and Exchange Commission.

"Second Priority Notes" means the Company's 10 5/8% Second Priority Fixed Rate Senior Secured Notes Due 2005.

"Security Documents" means the Debenture and the Hypothec, and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

"Senior Debt" means all Debt of the Company including interest thereon, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Debt shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, provincial, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Debt, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Debt, Guarantee or obligation of the Company, (5) any Debt issued in violation of this Indenture or (6) any obligations with respect to any Capital Stock.

"Significant Subsidiary" means (i) any domestic Restricted Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, (ii) any foreign Restricted Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (iii) any Restricted Subsidiary of the Company which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Restricted Subsidiary of the Company with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

"Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Securities; provided, however, that unsecured debt will not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt, and provided further that the Second Priority Notes will not be deemed to be Subordinated Obligations.

"Subsidiary" of any specified person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such specified person, (ii) such specified person and one or more Subsidiaries of such specified person or (iii) one or more Subsidiaries of such specified person.

"TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture.

"Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2004; provided, however, that if the period from the Redemption Date to June 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

"Trust Officer" means any officer within the corporate trust office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary and any other officer of the Trustee customarily performing functions similar to those customarily performed by any of the above designated officers, and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of, or familiarity with, the particular subject.

"Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

"Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could issue $1.00 of additional Debt under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"Unusual Item" means any non-cash expense (income) of an unusual nature, presented under generally accepted accounting principles, as an unusual item in the Company's consolidated statement of operations.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which obligation or certificate the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

"Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of a contingency).

"Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
"Additional Amounts"	4.15
"Change of Control Offer"	6.13(a)
"Change of Control Purchase Price"	6.13(a)
"Collateral Asset Sale"	4.07(a)
"Collateral Asset Sale Offer"	4.07
"covenant defeasance option"	8.01(b)
"Event of Default"	6.01
"legal defeasance option"	8.01(b)
"Legal Holiday"	12.08
"Offer"	4.07(c)
"Offer Amount"	4.07(d)
"Offer Period"	4.07(d)
"Paying Agent"	2.03
"Purchase Date"	4.07(d)
"Registrar"	2.03
"Redemption Date"	3.07(a)
"Restricted Payment"	4.05(a)
"Securities"	Introduction
"Taxes"	4.15(a)
"Trust Moneys"	11.01
"25% Available Cash"	4.07(d)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC.

"indenture securities" means the Securities.

"indenture security holder" means a Securityholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the Issue Date in Canada and all accounting calculations will be determined in accordance with such principles;

(3) "or" is not exclusive;

(4) "including" means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt and second priority secured debt shall not be deemed to be subordinate or junior to first priority secured debt merely by virtue of its nature as second in priority of payment;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt;

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and

(10) all references to "$" are to United States dollars unless otherwise stated and all references to "Cdn$" are to Canadian dollars unless otherwise stated.

ARTICLE 2. The Securities

Section 2.01. Form and Dating.

Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be in form and substance as set forth in Section 2 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

Section 2.02. Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar or Paying Agent (as defined below) or agent for service of notices and demands.

Section 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency in the City of New York, New York where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent To Hold Money in Trust.

Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list made available to it by the Company of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Replacement Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.07. Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.08. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.09. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless prior to such destruction the Company directs the Trustee in writing to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.10. Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.11. CUSIP Numbers.

The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3. Redemption

Section 3.01. Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify a Trust Officer of the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02. Selection of Securities To Be Redeemed.

If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price.

Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption

(a) At any time, the Company may redeem all, but not less than all, of the Securities, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the "Redemption Date").

(b) At any time prior to June 1, 2001, the Company may redeem all but not less than all of the outstanding Securities at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of an offering of common stock of the Company; provided that such redemption shall occur within 45 days of the date of the closing of such offering.

ARTICLE 4. Covenants

Section 4.01. Payment of Securities.

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02. SEC Reports.

Notwithstanding that the Company may not be required to be subject to the reporting requirements of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Holders of the Securities, within 15 days after it files them with the SEC, copies of such annual reports and such information, documents and other reports as would be required under Section 13 of the Exchange Act with respect to a Canadian issuer subject to such Section. The Company also shall comply with the other provisions of TIA Section 314(a).

Section 4.03. Limitation on Debt.

(a) The Company shall not issue, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1.0.

(b) Notwithstanding Section 4.03(a), the Company may issue the following Debt:

(1) Debt owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company;

(2) The Initial Securities and the Exchange Securities;

(3) Debt (other than Debt described in clause (1), or (2) of this Section 4.03(b)) outstanding on the Issue Date;

(4) Refinancing Debt in respect of Debt issued pursuant to Section 4.03(a) or pursuant to Section 4.03(b) (2) (3) or (4); and

(5) Debt (other than Debt described in Section 4.03(b) (1) through (4)) in an aggregate principal amount outstanding at any time not to exceed $25 million.

(c) Notwithstanding the foregoing, the Company shall not issue any Debt pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

Section 4.04. Limitation on Debt and Preferred Stock of Subsidiaries.

The Company shall not permit any Restricted Subsidiary to issue, directly or indirectly, any Debt or Preferred Stock except:

(1) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

(2) Debt or Preferred Stock issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company);

(3) Debt or Preferred Stock issued and outstanding on or prior to the Issue Date; and

(4) Refinancing Debt issued in respect of Debt or Preferred Stock referred to in clause (2) or (3) of this Section or this clause (4).

Section 4.05. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock, in their capacities as such holders, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or a Restricted Subsidiary and, if a Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other equity interest holders on a pro rata basis (other than to Affiliates of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than from a Wholly Owned Subsidiary) or any Capital Stock of a Restricted Subsidiary that is held by an Affiliate of the Company (other than a Wholly Owned Subsidiary), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Unrestricted Subsidiary or any other Affiliate of the Company other than a Restricted Subsidiary or a person which will become a Restricted Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not issue an additional $1.00 of Debt in accordance with Section 4.03(a);

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

(A) 50% of the Adjusted Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Net Income shall be a deficit, minus 100% of such deficit);

(B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan);

(C) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date, of any Debt of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

(D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries or any other Affiliates of the Company (other than a Restricted Subsidiary) resulting from (i) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from such Unrestricted Subsidiaries and such Affiliates or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary or any such Affiliate, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary or such Affiliate, which amount was treated as a Restricted Payment; or

(4) any Loans are then outstanding.

(b) The provisions of Section 4.05(a) shall not prohibit:

(i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(B) of the immediately preceding paragraph;

(ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company permitted to be issued pursuant to Section 4.03; provided, however, that such Debt (A) shall have a Stated Maturity later than the Stated Maturity of the Securities and (B) shall have an Average Life greater than the remaining Average Life of the Securities; provided further, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(v) payments made pursuant to any Permitted Transaction; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(vi) Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, no Default shall have occurred and be continuing (or would result therefrom); and provided further, any such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

Section 4.06. Limitation on Restrictions on Distributions from Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or to a Restricted Subsidiary, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

(1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt issued pursuant to an agreement referred to in Section 4.06(1) or (2) or this clause (3) or contained in any amendment to an agreement referred to in Section 4.06(1) or (2) or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable in any material respect to the holders than encumbrances and restrictions contained in such agreements;

(4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

(5) in the case of clause (iii) of this Section 4.06, restrictions contained in security agreements securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

(6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 4.07. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition of any Collateral (a "Collateral Asset Sale") unless (A) the Company receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors by resolution, of the assets included in such Collateral Asset Sale; and (B) the Company causes the Net Available Cash thereof to be paid directly to the Trustee to be held as part of the Collateral and applied in accordance with this Section 4.07(a). Upon deposit of such Net Available Cash with the Trustee, such Net Available Cash shall be applied to the purchase or other repayment of the Securities tendered to the Company pursuant to an offer to purchase made by the Company as set forth below (the "Collateral Asset Sale Offer") at a purchase price of 105% of the principal thereof, plus accrued interest to the date of purchase.

The Trustee will pay over to the Company, promptly upon receipt thereof, any Net Available Cash deposited with the Trustee in excess of the aggregate amount required to purchase all outstanding Securities pursuant to such Collateral Asset Sale Offer. Upon consummation of the Collateral Asset Sale Offer, the Trustee will release the fixed mortgages and charges on the proceeds of the sale of the Collateral subject to asset disposition, and the Company will not have any obligation to substitute any additional collateral for the benefit of the holders of the Securities.

(b) With respect to Asset Dispositions not covered by Section 4.07(a), the Company shall not, and shall not permit any Restricted Subsidiary to, make any such other Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents, (ii) with respect to an Asset Disposition of Collateral, the Company (or such Restricted Subsidiary) causes such consideration to be paid directly to the Trustee to be held as part of the Collateral and applied in accordance with this Section 4.07 and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) or the Trustee (A) first, to the extent the Company elects (or is required by the terms of any Senior Debt or Debt of a Wholly-Owned Subsidiary, as the case may be) either to prepay, repay or purchase Senior Debt or Debt of a Wholly Owned Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition and the receipt of such Net Available Cash or to the acquisition by the Company or any Wholly Owned Subsidiary of Additional Assets within one year from the later of the date of such Asset Disposition and the receipt of such Net Available Cash; and (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) and upon completion of the asset sale offers required under the instruments governing the Existing Notes, the Second Priority Notes and the Loans (or any permitted refinancing of any of the foregoing), to make an Offer to purchase the Securities pursuant to Section 4.07(c); provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A) above, the Company shall retire such Debt and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

(c) Notwithstanding the foregoing provisions of this Section 4.07, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with Section 4.07(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions covered by Section 4.07(b) which are not applied in accordance with this covenant exceed $5 million. Pending application of Net Available Cash pursuant to this Section 4.07(c), such Net Available Cash shall be invested in Permitted Investments.

In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(b), the Company will be required to purchase the Securities tendered pursuant to an offer by the Company for the Securities (the "Offer ") at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(e). If the aggregate purchase price of such Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of such Securities, the Company shall apply the remaining Net Available Cash to prepay, repay or purchase Debt of the Company or any Restricted Subsidiary. The Company shall not be required to make an Offer for any Securities pursuant to Section 4.07(b) if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.07(b)(iii)(A)) is less than $20 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(d) Notwithstanding the foregoing provisions of this Section 4.07, not more than 25% of the original principal amount of the Securities may be repurchased in the aggregate pursuant to this Section 4.07 and Section 4.10 prior to the fifth anniversary of the Issue Date, and the maximum amount to be applied to the repurchase of such Securities in connection with any Offer made pursuant to this Section 4.07 or Section 4.10 having a purchase date prior to the fifth anniversary of the Issue Date shall be the lesser of (x) in the case of an Asset Disposition the remaining Net Available Cash from an Asset Disposition required to be applied to such Offer and (y) 25% of the original principal amount of such Securities less the aggregate principal amount of such Securities purchased pursuant to all previous Offers made pursuant to this Section 4.07 or Section 4.10 and less the amount of Securities redeemed. If the aggregate Net Available Cash resulting from Asset Dispositions occurring prior to the fifth anniversary of the Issue Date, less any amount not required to be used to make an offer to purchase after any Offers made on or prior to such date, exceeds 25% of the original principal amount of the Securities (less the amount of Securities redeemed and less any principal amount of the Securities purchased pursuant to Section 4.10) (such excess being the "25% Available Cash"), then the Company shall cause such 25% Available Cash to be invested in Permitted Investments, which Permitted Investments, to the extent such 25% Available Cash constitutes proceeds from a Collateral Asset Sale, shall be subject to the Lien of this Indenture and the Security Documents.

(e) (1) Promptly after becoming obligated to make a Collateral Asset Sale Offer or an Offer pursuant to this Section, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event an Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recent annual, quarterly or other reports required to be filed by the Company with the SEC pursuant to Section 4.02, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii)  if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Collateral Asset Sale Offer or Offer, together with the information contained in clause (3).

(2) Not later than the date upon which written notice of a Collateral Asset Sale Offer or an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Collateral Asset Sale Offer or the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Collateral Asset Sale Offer or Offer is being made and (iii) the compliance of such allocation with the provisions of the applicable paragraph of this Section 4.07. On the date referred to in the preceding sentence in the case of an Offer made in accordance with Section 4.07(b), the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Collateral Asset Sale Offer or the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company deliver to the Trustee funds sufficient to pay the purchase price of such Securities. The Trustee shall, on the Purchase Date, mail or otherwise make available payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

(3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and Loans surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or otherwise makes available payment therefor to the surrendering Holder.

(e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

Section 4.08. Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any beneficial owner of 5% or more of any class of Capital Stock of the Company or with any Affiliate of any such owner (other than a Wholly Owned Subsidiary or an employee stock ownership plan for the benefit of the Company's or a Restricted Subsidiary's employees), unless (i) the terms of such business, transaction or series of transactions are (A) set forth in writing, (B) as favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and (C) reasonable in light of the Company's operating requirements and (ii) if such transaction or series of transactions involves an aggregate amount in excess of $1 million, the Board of Directors has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (B) above.

(b) The provisions of Section 4.08(a) will not prohibit (1) any transactions between the Company or a Restricted Subsidiary and its own employee stock ownership plan, (2) a management fee payable by the Company to Repap Enterprises Inc. in an amount not to exceed $7.5 million per year until December 31, 1999 and $10.0 million per year thereafter, (3) Permitted Transactions and (4) any Restricted Payment permitted under Section 4.05.

Section 4.09. Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock or Debt of the Company or any Restricted Subsidiary securing any obligation except for Permitted Liens, unless, in the case of property or assets not consisting of Collateral, contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured; provided, however, that the foregoing shall not apply to Liens securing Debt which, together with all other Debt secured by Liens (other than Permitted Liens) and all Attributable Debt covered by Sale/Leaseback Transactions permitted by Section 4.10 at the time of determination does not exceed 5% of Consolidated Net Tangible Assets.

Section 4.10. Limitation on Sale/ Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale/Leaseback Transaction unless (i) the Company would be able to incur Debt pursuant to Section 4.03 in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien pursuant to the proviso contained in Section 4.09 or (ii) the Company or such Restricted Subsidiary receives consideration from such Sale/Leaseback Transaction at least equal to the fair market value of the property subject thereto (which shall be determined in good faith by the Board of Directors and evidenced by a Board resolution) and the Company applies an amount equal to such fair market value in accordance with the application of Net Available Cash under Section 4.07(b) to the prepayment, repayment or purchase (and subsequent retirement), within 60 days of such Sale/Leaseback Transaction, of the Securities (if applicable, after the prepayment, repayment or purchase of any Senior Debt which was secured by the assets which were the subject of such Sale/Leaseback Transaction). The Company and each Restricted Subsidiary shall be subject to the 25% limitation described under Section 4.07(c).

Section 4.11. Impairment of Security Interest.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral, and the Company shall not grant to any person (other than the Trustee on behalf of the holders of the Securities) any interest whatsoever in the Collateral (other than Permitted Liens).

Section 4.12. Perfection of Security Interests.

In order to perfect the security interests created under the Security Documents, the Company shall cause appropriate registration of such security interests to be made (i) in any North American jurisdiction in the event the Company shall maintain Inventory having a value in excess of $1.0 million in such jurisdiction and no registration shall have previously been made and (ii) in the event there is Inventory in North American Jurisdictions having an aggregate value in excess of $2.0  million as to which there are no registrations outstanding.

Section 4.13. Amendment to Security Documents.

The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect.

Section 4.14. Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

Section 4.15. Payment of Additional Amounts.

(a) All payments made by the Company under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder or (iii) which is an insurer that carries on an insurance business in Canada and elsewhere which designates the Securities as designated insurance property under the Income Tax Act (Canada) or for which the Securities are effectively connected to its insurance business carried on in Canada. The Company shall also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Holders of the Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company shall indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii), but excluding any such Taxes on such Holder's net income.

(b) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, redemption price, Change of Control Purchase Price, Offer Amount, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include, whether or not expressly so stated, mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.15.

(c) The obligations of the Company under this Section 4.15 shall survive the termination of this Indenture and the payment of all amounts with respect to the Securities.

Section 4.16. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5. Successor Company

Section 5.01. Company May Merge or Transfer Assets.

The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (i) the resulting, surviving or transferee person is organized and existing under the laws of Canada or any province thereof, the United States of America or any State thereof or the District of Columbia and such entity (if not the Company) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Security Documents; (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Restricted Subsidiary as a result of such transaction as having been incurred by such person or such Restricted Subsidiary at the time of such transaction), no Default under this Indenture has happened and is continuing; (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person would be able to issue an additional $1.00 of Debt pursuant to Section 4.03(a); (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee person has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. The resulting, surviving or transferee person will be the successor Company under this Indenture.

ARTICLE 6. Defaults and Remedies

Section 6.01. Events of Default.

An "Event of Default" occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise;

(3) the Company fails to comply with Section 4.07, 4.10 or 5.01;

(4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.08, 4.09, 4.11, 4.12 or 4.13 and such failure continues for 30 days after the notice specified below;

(5) the Company fails to comply with any of its agreements in the Securities, this Indenture or the Security Documents (other than those referred to in clause (1), (2), (3) or (4) above or (11) below) and such failure continues for 60 days after the notice specified below;

(6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(9) any judgment or decree for the payment of money in respect of which the portion not covered by insurance is in excess of $10,000,000 is rendered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and there is a period of 60 days following the rendering of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below; or

(10) a Change of Control shall have occurred and the Company does not cure this event as permitted by Section 6.13;

(11) (A) the security interest created under any Security Document shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or (B) any mortgage or charge created thereunder shall be declared invalid or unenforceable, or (C) the Company shall assert, in any pleading in a court of competent jurisdiction, that any such mortgage or charge is invalid or unenforceable.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding anything to the contrary set forth above, a Default under clause (4), (5), (6) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

The Company shall deliver to a Trust Officer of the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6), or (9), its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(7), (8) or (10) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7), (8) or (10) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and, all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities and this Indenture, provided, however, that the Trustee may, prior to pursuing any remedy pursuant to the Security Documents or that could, in its sole discretion, subject it to environmental liabilities, require (i) direction from the holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof, and (ii) indemnification in accordance with Section 6.05.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. The right of the Trustee to recover a judgment against the Company shall not be affected by any entry or sale under any of the Security Documents or by the exercise of any right, power or remedy for the enforcement of the provisions of any of the Security Documents, or the foreclosure of the Lien of this Indenture and any of the Security Documents. No recovery of any such judgment upon any property of the Company shall affect or impair the Lien of this Indenture or any of the Security Documents upon the Collateral or any rights, powers or remedies of the Trustee thereunder or any rights, powers or remedies of the Holders.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses, including any loss, liability or expense relating to federal, state, province or local environmental or tax law, rule or regulation, caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture, the Security Documents or the Securities unless:

(1) such Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the payment of the Trustee's costs and expenses of foreclosure hereunder and under the Security Documents;

SECOND: to the Trustee for amounts due under Section 7.07;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

Section 6.12. Waiver of Stay or Extension Laws.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or of the Security Documents; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13. Change of Control Offer.

(a)

(i) The occurrence of any Change of Control will constitute an Event of Default under this Indenture if the Company does not cure such event (A) within 30 days after the occurrence of such Change of Control by making an offer to all Holders to purchase all Securities properly tendered (a "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); and (B) by purchasing all Securities properly tendered in accordance with the Change of Control Offer.

(ii) The Event of Default which otherwise will arise upon the occurrence of a Change of Control may also be cured if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer to be made by the Company, including the obligation of the Company described under Section 4.15, and purchases all Securities properly tendered under such Change of Control Offer. The failure of the Company (or the third party, in the case of a Change of Control Offer made by a third party) to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price on the repurchase date will give the related Trustee and the related holders the rights described under this Article 6.

(b) No Security may be repurchased pursuant to the provisions of this Section by the Company if there has occurred and is continuing an Event of Default described under Section 6.01 (other than an Event of Default arising under Section 6.01(10)).

ARTICLE 7. Trustee

Section 7.01. Duties of Trustee.

(a) If an Event of Default of which a Trust Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or in the Security Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions, resolutions, statements, reports, documents, orders or other instruments furnished to the Trustee; but in the case of any of the above which are specifically required to be furnished to the Trustee pursuant to any provision of this Indenture, the Trustee shall, subject to Section 7.02, examine them to determine whether they are substantially conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) the Trustee shall not be charged with knowledge of a Default or an Event of Default unless a Trust Officer obtains actual knowledge of such event or the Trustee receives written notice of such event from the Company or any Holders evidencing not less than 10% of the aggregate principal amount of the Securities.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any of the foregoing unless requested in writing so to do by Holders of Securities evidencing more than 50% of the outstanding principal amount of the Securities which could be adversely affected if the Trustee does not perform such acts; provided, however, that such Holders shall reimburse the Trustee for any expense resulting from any such investigation requested by them; provided further, however, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney, at the sole reasonable cost and expense of the Company.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence on the part of, or for the supervision of any such agent, attorney, custodian or nominee of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, the rights and protections afforded to, and the standard of care imposed on the Trustee pursuant to this Article 7 shall be afforded to, or imposed upon, such Paying Agent or Registrar.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledge of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or the Security Documents. It shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such default has been cured or waived. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders.

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to promptly notify the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, agents and employees against any and all loss, liability or expense (including attorneys' fees and expenses and including, in its capacity as Trustee, any loss, liability or expense relating to any federal, state or local environmental law, rule or regulation) incurred by it in connection with the administration of this trust and the performance of its duties hereunder (including its duties as Paying Agent and Registrar or arising from any of the Security Documents) (in respect of the Trustee thereunder in its capacity as such). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is prejudiced thereby. The Company shall defend the claim and the Trustee may have one separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee under this Section. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. No retiring Trustee shall be personally liable for any act or omission of any successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12. Quebec Law.

The Trustee and the Company hereby confirm that the Trustee has agreed to act as the fondé de pouvoir (holder of the power of attorney), as contemplated in Article 2692 of the Civil Code of Québec, of the Holders from time to time of Securities issued pursuant hereto to the extent necessary or desirable for the purposes of creating, maintaining, accepting the benefit of or enforcing any Liens created or established under any Security Documents contemplated herein to be executed under the laws of the Province of Quebec, Canada including, without limiting the generality of the foregoing, entering into any such Security Documents and exercising all or any of the rights, powers, trusts or duties conferred upon the Trustee therein or conferred upon the Trustee hereunder with respect to such Liens. Each Holder of Securities by subscribing for, purchasing, receiving or holding same accepts, confirms and ratifies the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of such Holder for purposes set out in this Section.

ARTICLE 8. Discharge of Indenture; Defeasance

Section 8.01. Discharge of Liability on Securities; Defeasance.

(a)  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities, this Indenture and the Security Documents ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 5.01(iii) and 5.01(iv) and the operation of Sections 6.01(4), 6.01(5) (with respect to agreements contained in the Security Documents), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10) and 6.01(11) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default and the Securities will cease to be secured by the Collateral. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(3) (with respect to failure to comply with Section 4.07 or 4.10), 6.01(4), 6.01(5) (with respect to agreements contained in the Security Documents), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10) and 6.01(11) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01 and the Collateral may be released from the Lien of the Debenture to the extent only that such Lien secures the Securities.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02. Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with; and

(9) the Company shall have delivered to the Trustee an Opinion of Counsel in Canada (which opinion may be based on an advance income tax ruling issued by Revenue Canada) to the effect that (A) the Holders of the Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such legal defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as applicable, had not occurred, and (B) payments out of the trust fund described in paragraph (1) will be free and exempt from any and all Canadian federal withholding and other Canadian federal income taxes, except in the case of a payment made to a Holder of the Securities (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment or (ii) which is subject to such taxes by reason of its carrying on a business in Canada or, in the case of a non-resident insurer, carrying on an insurance business in Canada.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04. Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee and its officers, directors, agents and employees against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Security Documents and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9. Amendments

Section 9.01. Without Consent of Holders.

The Company and the Trustee may amend this Indenture, the Securities or the Security Documents without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add guarantees with respect to the Securities or to provide additional security for the Securities;

(5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

(7) to make any change that does not adversely affect the rights of any Securityholder.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Holders.

The Company and the Trustee may amend this Indenture, the Securities or the Security Documents without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Securityholder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit (subject to Section 6.06) for the enforcement of any payment on or with respect to such Holder's Securities;

(7) make any changes in the Security Documents or Article 10 or 11 hereof that adversely affects the Holders; or

(8) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment to this Indenture, the Securities or the Security Documents shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06. Trustee To Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it which shall be delivered by the Trustee in its sole discretion. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Payment for Consent.

Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Security Documents unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10. Security Documents

Section 10.01. Collateral and Security Documents.

(a) To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, the Company and the Trustee have entered into the Security Documents. The Trustee and the Company hereby acknowledge and agree that the Trustee holds the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents. Each Holder, by accepting a Security, shall be deemed to have agreed to all the terms and provisions of the Security Documents.

(b) As among the Holders, the Collateral shall be held for the equal and ratable benefit of such Holders without preference, priority or distinction of any thereof over any other.

Section 10.02. Recording; Annual Opinions.

(a) The Company has taken or caused to be taken and will continue to take or cause to be taken all action required to maintain, preserve and protect the Lien on the Collateral granted by the Security Documents, including having caused the Debenture and the Hypothec and any other Security Document, instruments of further assurance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to the Collateral .

The Company will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

(b) The Company shall furnish to the Trustee:

(i) as soon as practicable after the execution and delivery of this Indenture, an Opinion of Counsel either (a) to the effect that, in the opinion of such Counsel, this Indenture and the assignment of the Collateral intended to be made by the Security Documents and all other instruments of further assurance or assignment have been properly recorded, registered and filed (or proper provision has been made for such recording, registration and filing) to the extent necessary to make effective the Lien created by such Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to the Lien created pursuant to such Security Documents, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), and further stating that all statements have been executed and filed (or proper provision has been made for such filing) that are necessary fully to preserve and protect the rights of the Holders and the Trustee with respect to the Lien under this Indenture and such Security Documents, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien; and

(ii) on or before April 15 in each year beginning with April 15, 2000, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Documents and reciting with respect to such Lien the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to such Lien, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.

Section 10.03. Custody of Trust Estate.

The Trustee shall hold in its possession the Debenture, except as from time to time any documents or instruments may be required for recordation or re-recordation or other actions, suits or proceedings relating to the Collateral, or for the purpose of enforcing or realizing upon any right or value thereby represented. The Trustee may, from time to time, in its sole discretion, for the purpose of convenient location of the Debenture, appoint one or more agents to hold physical custody, for the account of the Trustee, of the Debenture.

Section 10.04. Disposition of Collateral Without Release.

(a) Notwithstanding the provisions of Section 10.05, so long as no Event of Default shall have occurred and be continuing, the Company and its Subsidiaries, as appropriate, may, without any release or consent by the Trustee:

(i) sell, exchange or otherwise dispose of Inventory and accounts receivable in the ordinary course of the Company's business. Notwithstanding the foregoing and the terms of the Security Documents, the Company's right to rely upon this subsection (i) for each six month period beginning on May 28 and November 28 (each, a "Six-Month Period") shall be conditioned upon the Company delivering to the Trustee within 30 days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales, exchanges or other dispositions of Inventory and accounts receivable by the Company during such Six-Month Period were in the ordinary course of the Company's business and that all proceeds therefrom were used by the Company in connection with its business or to make other cash payments not prohibited by this Indenture. The Company shall cause all sales, exchanges or other dispositions of Inventory and accounts receivable made by the Company other than in reliance on this subsection (i) to be made in accordance with Section 314(d) of the TIA.

(ii) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of this Indenture and the Security Documents, which may have become worn out or obsolete, not exceeding in value in any one calendar year $500,000, upon substituting for the same other machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property not necessarily of the same character but of at least equal value to the Company as, and costing not less than the amount realized from, the Collateral disposed of, which shall forthwith become, without further action, subject to the Lien of this Indenture and the Security Documents;

(iii) grant rights-of-way and easements over or in respect of the real property; provided, however, that such grant will not, in the reasonable opinion of the Board of Directors, materially impair the usefulness of such property in the conduct of the Company's business and will not be prejudicial to the interests of the Holders;

(iv) abandon, terminate, cancel, release or make alterations in or substitutions of any property subject to the Lien of this Indenture and any of the Security Documents; provided, however, that any altered or substituted property shall forthwith, without further action, be subject to the Lien of this Indenture and the Security Documents to the same extent as those previously existing; provided further, however, that, if the Company shall receive any money or property in excess of the Company's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $250,000 (in which case all of the money and property so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien) and shall be subject to the Lien of this Indenture and the Security Documents;

(v) surrender or modify any franchise, license or permit subject to the Lien of this Indenture and any of the Security Documents which it may own or under which it may be operating; provided, however, that, after the surrender or modification of any such franchise, license or permit, the Company shall still, in the reasonable opinion of the Board of Directors, be entitled, under some other or without any franchise, license or permit, to conduct its business as it was operating immediately prior to such surrender or modification; provided further, however, that, if the Company shall be entitled to receive any money or property in excess of the Company's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $250,000 (in which case all of the money and property so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Permitted Lien) and shall be subject to the Lien of this Indenture and the Security Documents;

(vi) alter, repair, replace and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that such alteration, repair or replacement shall comply with the terms of the Security Documents and will not, in the reasonable opinion of the Board of Directors, be prejudicial to the interests of the Holders; or

(vii) demolish, dismantle, tear down or scrap any portion of the Collateral, if in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, such demolition, dismantling, tearing down or scrapping is in the best interests of the Company and the fair market value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired.

(b) In the event that the Company has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Security Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company in conformity with a designated subsection of Section 10.04(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, disposition or other disposition under this Section 10.04.

Section 10.05. Release of Collateral.

In addition to its rights under Section 10.04, the Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys, which are subject to release from the Lien of this Indenture and the Security Documents as provided under Article 11), upon compliance with the requirements and conditions of this Section 10.05, Section 4.07(a) in the case of Collateral and Section 4.07(b), and the Trustee shall release the same from the Lien of this Indenture and the Security Documents upon receipt by the Trustee (other than in the case of Section 10.05(d)) of a Release Notice requesting such release and describing the property to be so released, together with:

(a) If the property to be released has a book value of at least $1,000,000, a Board Resolution requesting such release and authorizing an application to the Trustee therefor.

(b) An Officers' Certificate, dated not more than 30 days prior to the date of the application for such release, and signed also, in the case of the following clauses (ii), (iv), (v) and (viii), by an Appraiser, in each case stating in substance as follows:

(i) that, in the opinion of the signers, the security afforded by this Indenture and the Security Documents will not be impaired by such release in contravention of the provisions of this Indenture, and that if the Collateral to be released is not being replaced by comparable property, such Collateral has a book value of less than $1,000,000 and is not necessary for the efficient operation of the Company's remaining property or in the conduct of the business of the Company;

(ii) that the Company has disposed of or will dispose of the Collateral so to be released for a consideration representing, in the opinion of the signers, its fair value, which consideration may consist of any one or more of the following: (A)  cash or cash equivalents, (B) obligations secured by a purchase money Lien upon the property so to be released and (C) any other property or assets that, upon acquisition thereof by the Company would be subject to the Lien of this Indenture and the Security Documents, and subject to no Lien other than Permitted Liens which, under the applicable provisions of the Security Documents relating thereto, are permitted to be superior to the Lien of the Trustee herein and therein, all of such consideration to be briefly described in the certificate;

(iii) that no Event of Default has occurred and is continuing;

(iv) the fair value, in the opinion of the signers, of the property to be released at the date of such application for release; provided, however, that it shall not be necessary under this clause (iv) to state the fair value of any property whose fair value is certified in a certificate of an Independent Appraiser under Section 10.05(c));

(v) whether the aggregate fair value of all Collateral to be released and of all other Collateral released from the Lien of this Indenture and the Security Documents since the commencement of the then current calendar year is 10% or more of the aggregate principal amount of the Securities outstanding on the date of the application and whether said fair value of the property to be released is at least $25,000 and at least 1% of the aggregate principal amount of the Securities outstanding on the date of the application, and if such is the case, that a certificate of an Independent Appraiser as to the fair value of the property to be released will be furnished under Section 10.05(c);

(vi) that if the Collateral to be released is only a portion of a discrete parcel of the Mortgaged Property, following such release and the release of the Lien of the Debenture with respect thereto, the Mortgaged Property has sufficient utility services and sufficient access to public roads, rail spurs, harbors, canals, terminal and other transportation structures for the continued use of the Mortgaged Property in substantially the manner carried on by the Company prior to such release;

(vii) that if the Collateral to be released is only a portion of a discrete parcel of the Mortgaged Property, following such release, the Mortgaged Property complies in all material respect with applicable laws, rules, regulations and ordinances relating to environmental protection, zoning, land use and building and workplace safety;

(viii) that if the Collateral to be released is only a portion of a discrete parcel of the Mortgaged Property, following such release, that the fair value of the Mortgaged Property (exclusive of the fair value of the released Collateral) shall not be less than the fair value of such Mortgaged Property (exclusive of the fair value of the released Collateral) prior to such release;

(ix) that if the Collateral to be released is Mortgaged Property, the Company shall have delivered to the Trustee, upon the reasonable request of the Trustee, a perimeter survey depicting and describing the Mortgaged Property to be released; and

(x) that all conditions precedent herein provided for relating to the release of the Collateral in question have been complied with.

(c) If (i) the fair value of the property to be released and of all other property released from the Lien of this Indenture and the Security Documents since the commencement of the then current calendar year, as shown by the certificate required by Section 10.05(b)(v), is 10% or more of the aggregate principal amount of the Securities outstanding on the date of the application, and (ii) the fair value of the Collateral to be so released, as shown by the certificate filed pursuant to Section 10.05(b)(v), is at least $25,000 and at least 1% of the aggregate principal amount of the Securities outstanding on the date of the application, a certificate of an Independent Appraiser stating:

(1) the then fair value, in the opinion of the signer, of the property to be released; and

(2) that such release, in the opinion of the signer, will not impair the Lien of this Indenture or the Security Documents in contravention of its terms.

(d) The Net Available Cash, which will be paid to the Trustee (except (x) Net Available Cash from any Asset Disposition which is not required, or cannot be required through the passage of time or otherwise, to be used to prepay, repurchase or redeem or to make an offer to repurchase Securities hereunder and (y) to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto); and, if any property other than cash, cash equivalents or obligations is included in the consideration received in connection with such Asset Disposition, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel to be given pursuant to Section 10.05(e), to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company in and to such property.

(e) An Opinion of Counsel substantially to the effect (i) that any obligation included in the consideration for any property so to be released and to be received by the Trustee pursuant to Section 10.05(d) is a valid and binding obligation enforceable in accordance with its terms and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of this Indenture and the applicable Security Documents all the right, title and interest of the Company in and to any property, other than cash, cash equivalents and obligations, that is included in the consideration for the Collateral so to be released and is to be received by the Trustee pursuant to Section 10.05(d), subject to no Lien or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release and (v) that all conditions precedent herein and under the Security Documents relating to the release of such Collateral have been complied with.

(f) If the Collateral to be released is only a portion of a discrete parcel of the Mortgaged Property, an Opinion of Counsel relating to the Mortgaged Property confirming that after such release, the Lien of the Debenture continues unimpaired as a perfected Lien upon the remaining Mortgaged Property.

In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including amendments to the Security Documents and the Indenture, and (ii) deliver to the Trustee such evidence of the satisfaction of the Indenture and the Security Documents as the Trustee may reasonably require.

The Company shall exercise its rights under this Section by delivery to the Trustee of a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice and the satisfaction of the requirements of this Section.

In case an Event of Default shall have occurred and be continuing, the Company, while in possession of the Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a Permitted Lien), may do any of the things enumerated in this Section 10.05, if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

All cash or cash equivalents received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee, on behalf of the Trustee for the benefit of the Holders, as Trust Moneys under Article 11 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee for the benefit of the Holders, as Collateral.

Section 10.06. Eminent Domain, Expropriation and Other Governmental Takings.

If any of the Collateral is taken by eminent domain, expropriation or other similar governmental taking or is sold pursuant to the exercise by the Government of Canada or any province, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

(a) an Officers' Certificate stating that such property has been taken by eminent domain, expropriation or other similar governmental taking and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the Government of Canada or any province, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be, and that all conditions precedent herein provided for relating to such release have been complied with;

(b) to the Trustee only, to hold as Trust Moneys, subject to the disposition thereof pursuant to Article 11 hereof, the award for such property or the proceeds of such sale to the extent provided under the Security Documents; and

(c) an Opinion of Counsel substantially to the effect that:

(1) such property has been taken by eminent domain, expropriation or other similar governmental taking or has been sold pursuant to the exercise of a right vested in the Government of Canada or a province, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property; and

(2) the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain, expropriation or other similar governmental taking or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel, at the Company's expense, for the Company.

All cash received by the Trustee pursuant to this Section 10.06 shall be held by the Trustee as Trust Moneys under Article 11 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 10.06 shall be held by the Trustee as Collateral subject to application as provided in Section 10.12.

Section 10.07. Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements.

The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 10. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 10 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

Section 10.08. Suits To Protect the Collateral.

Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee); provided, however, that the Trustee may in its sole discretion not institute and maintain suits or proceedings that could subject it to environmental liabilities or Canadian Federal, provincial or local taxation without (i) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (ii) indemnification in accordance with Section 6.05.

Section 10.09. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 10.10. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 10.11. Disposition of Obligations Received.

All purchase money and other obligations received by the Trustee under this Article shall be held by the Trustee as a part of the Collateral. Upon payment in cash or cash equivalents by or on behalf of the Company to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Available Cash which may be required, through the passage of time or otherwise, to be used to prepay, redeem or repurchase or to make an offer to prepay, redeem or repurchase the Securities, the Trustee shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or cash equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee, as Trust Moneys under Article 11 subject to application as therein provided and as provided in the Security Documents. Until the Securities are accelerated, pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee shall be paid to the Company from time to time in accordance with Section 11.08. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee shall be applied by the Trustee in accordance with Section 6.10.

Section 10.12. Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Company under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Company of any covenant or any material breach of any representation or warranty of the Company set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Section 7.07 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 if such action is agreed to by Holders of a majority in principal amount of the Securities pursuant to Section 6.05 and the Trustee, or as Trustee under this Indenture may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or Canadian Federal, provincial or local taxation, require (i) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (ii) indemnification in accordance with Section 6.05.

Section 10.13. Release upon Termination of the Company's Obligations.

In the event that the Company delivers an Officers' Certificate certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or by the payment in full of the Company's obligations under the Securities, this Indenture and the Security Documents, the Trustee shall deliver a notice to the Company stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and, upon and after the receipt by the Company of such notice, the Trustee shall not be deemed to hold a Lien in the Collateral on behalf of the Holders.

ARTICLE 11. Application of Trust Moneys

Section 11.01. "Trust Moneys" Defined.

All cash or cash equivalents received by the Trustee:

(a) upon the release of property from the Lien of this Indenture and the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

(b) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

(c) as proceeds of insurance upon any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

(d) pursuant to the provisions of Section 7.2 of Schedule C to the Debenture; or

(e) for application under this Article as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee for the benefit of the Holders, and upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6, said Trust Moneys shall be applied in accordance with this Article 11.

Section 11.02. Retirement of Securities.

The Trustee apply Trust Moneys to the payment of the principal of, premium, if any, and interest on any Securities at final maturity or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including pursuant to a redemption under Article 3 or Section 6.13, as the Company shall request, upon receipt by the Trustee of the following:

(a) a resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys (denominated in U.S. dollars) and in case any such moneys are to be applied to payment, designating any Securities so to be paid, any such moneys are to be applied to the prepayment or purchase of any Securities prescribing the method of prepayment or purchase, the price or prices to be paid and the maximum principal amount of any Securities to be purchased and any other provisions of this Indenture governing such purchase;

(b) cash (denominated in U.S. dollars) to the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

(c) an Officers' Certificate, dated not more than five days prior to the date of the relevant application, stating

(i) that no Default exists; and

(ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

(d) an Opinion of Counsel stating that the documents and the cash or cash equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys available therefor as directed and specified by such resolution, up to, but not exceeding, the principal amount of the Securities to be so prepaid, paid, redeemed or purchased, using the cash deposited pursuant to subsection (b) of this Section, to the extent necessary, to pay any accrued interest required in connection with such purchase.

A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to subsection (b) of this Section for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

Section 11.03. Withdrawals of Insurance Proceeds and Condemnation Awards.

To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds from any of the Collateral being taken by eminent domain, expropriation or other similar governmental taking or sold pursuant to the exercise by the Government of Canada or any province, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

(a) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i), (iv) and (vi), by an Appraiser, setting forth:

(i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the acquisition thereof by the Company, except that it shall not be necessary under this paragraph to state the fair value of any of such repairs, rebuildings or replacements that are separately described pursuant to paragraph (vi) of this subsection and whose fair value is stated in the Independent Appraiser's certificate under the following subsection (b) of this Section;

(ii) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 11.03;

(iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under Section 7.4 of Schedule C to the Debenture or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 10.06 hereof, as the case may be;

(iv) that there is no outstanding indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborer's, materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

(v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

(vi) whether any part of such repairs, rebuildings or replacements, within six months before the date of acquisition thereof by the Company, has been used or operated by others other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000 and 1% of the aggregate principal amount of the outstanding Securities; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's certificate as to the fair value to the Company of such separately described repairs, rebuildings or replacements will be furnished under the following subsection (b) of this Section 11.03;

(vii) that no Event of Default shall have occurred and be continuing;

(viii) that the Trust Moneys that will remain after such withdrawal will be sufficient to complete the repair, rebuilding or replacement of the property destroyed, damaged or taken; and

(ix) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

(b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing paragraph (vi) of subsection (a) of this Section, a certificate of an Independent Appraiser stating the fair value to the Company, in such Independent Appraiser's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company.

(c) An Opinion of Counsel substantially stating:

(i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture or the Security Documents, and that, upon the basis of such Company request and the accompanying documents specified in this Section 11.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.03;

(ii) that the Company has acquired title to said repairs, rebuildings and replacements at least the equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of this Indenture and the Security Documents; and

(iii) that all the Company's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof, are then subject to the Lien of this Indenture and the Security Documents.

Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on the Company's request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by paragraph (i) of subsection (a) of this Section 11.03, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's certificate, if required by subsection (b) of this Section 11.03), whichever is less; provided, however, that notwithstanding the above, so long as no Default shall have occurred and be continuing, in the event that any insurance proceeds or award for such property or proceeds of such sale does not exceed Cdn$6,000,000, and, in the good faith estimate of the Company, such destruction or damage resulting in such insurance proceeds or such taking or sale resulting in such award does not detrimentally affect the value or use of the Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate to such effect, the Company may direct the Trustee and, upon such direction, the Trustee and the Company shall direct the insurer to release directly to the Company such insurance proceeds or award for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.

Section 11.04. Release of Real Estate Tax Moneys and other Impositions and Insurance Premiums; Rents.

To the extent that any Trust Moneys consist of moneys deposited by the Company with the Trustee in respect of taxes, assessments, insurance premiums and other items required to be paid by the Company pursuant to Sections 6.1(j), 7.1 or 7.2 of Schedule C to the Debenture, the Trustee shall directly remit funds in payment thereof in accordance with the provisions of the bills, invoices or statements therefor upon receipt by the Trustee, at least 20 days prior to the date that such bills, invoices and statements are deemed delinquent or any penalties assessed in accordance with their respective terms, of an Officers' Certificate setting forth, in an itemized fashion, the specific taxes, assessments and other items and amounts owing in respect thereof of which such funds apply. If amounts collected by the Trustee pursuant to Sections 6.1(j), 7.1 or 7.2 of Schedule C to the Debenture exceed amounts necessary for their intended purpose, the Trustee shall return such excess funds to the Company upon the written request of the Company and receipt by the Trustee of an Officers' Certificate stating that no Default shall have occurred and be continuing.

Section 11.05. Powers Exercisable Notwithstanding Event of Default.

In case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, Trustee hereunder or under the Security Documents), may do any of the things enumerated in Sections 11.02, 11.03 and 11.04 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount of the outstanding Securities, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default has occurred and is continuing. This Section 11.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

Section 11.06. Powers Exercisable by Trustee or Receiver.

In case the Collateral (other than any cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 11 conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 11. If the Trustee shall be in possession of any of the Collateral hereunder or under the Security Documents, such powers may be exercised by the Trustee in its discretion.

Section 11.07. Disposition of Securities Retired.

All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article 11, if not otherwise canceled, shall be promptly canceled and destroyed by the Trustee unless the Trustee shall be otherwise directed by Company request. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

Section 11.08. Investment and Use of Trust Moneys.

(a) The Trustee shall cause all or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time at the discretion of the Trustee be invested or reinvested by the Trustee in Permitted Investments. Unless an Event of Default occurs and is continuing, any interest on such Permitted Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Permitted Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such cash equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.08.

(b) If the Company shall fail to perform any of its covenants in this Indenture or under any Security Document, the Trustee may (but shall not be required to) use, apply and advance any Trust Moneys held by it under this Article 11 or make advances to effect performance of any such covenant on behalf of the Company as contemplated by this Indenture or the Security Documents; provided, however, that the Trustee shall not be required to make any such advances from its own funds. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article 11 but no such use of Trust Moneys or advance shall relieve the Company from any default.

(c) Unless an Event of Default has occurred and is continuing, all or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) may be held from time to time at the discretion of the Trustee in Canadian dollars (or such other lawful currency in Canada). Upon the occurrence of an Event of Default, or upon receipt by the Trustee of an instruction that all or any portion of the Trust Moneys held by the Trustee hereunder are to be applied to the payment or redemption of Securities, the Trustee shall convert, within one Business Day thereafter, all (in the case of an Event of Default) or such applicable portion of the Trust Moneys from Canadian dollars to U.S. dollars by purchasing U.S. dollars from a bank in New York City at its prevailing spot rate of exchange between Canadian dollars and U.S. dollars. In the event that Trust Moneys are converted to U.S. dollars because of the occurrence of an Event of Default, if all Events of Default have thereafter been cured or properly waived, and all consequences thereof have been properly rescinded, the Trustee shall, if requested in writing by the Company, convert such Trust Moneys back to Canadian dollars by purchasing Canadian dollars from a bank in New York City at its prevailing spot rate of exchange between U.S. dollars and Canadian dollars. The Trustee shall not be liable or responsible to the Company or to the Holders for any loss resulting from any such conversion except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.08.

ARTICLE 12. Miscellaneous

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

Any notice or communication required or permitted hereunder shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Repap New Brunswick Inc.
c/o Repap Enterprises Inc.
300 Atlantic Avenue, Suite 200
Stamford, CT 06901
Attention of Vice President and Chief Legal Officer

if to the Trustee:

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention of Global Trust Services
International and Project Finance

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.03. Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06. When Securities Disregarded.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.07. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Legal Holidays.

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.09. Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 12.10. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (and any successor entity) ("CT"), 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Securities that may be instituted in any Federal or state court located in the Borough of Manhattan in The City of New York or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT and written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as this Indenture shall be in full force and effect.

The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Securities in any Federal or state court located in the Borough of Manhattan in The City of New York. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in this Indenture and the Securities, to the extent permitted by law.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

REPAP NEW BRUNSWICK INC.

by

Name:
Title:

THE CHASE MANHATTAN BANK, as Trustee

by

Name:
Title: